Exhibit 99.1

PRESS RELEASE February 6, 2017

Arrowhead Reports Fiscal 2017 First Quarter Results

- Conference Call and Webcast Today at 4:30 p.m. EST

PASADENA, Calif., Feb. 6, 2017 — Arrowhead Pharmaceuticals, Inc. (NASDAQ: ARWR) today announced financial results for its fiscal 2017 first quarter ended December 31, 2016. The company is hosting a conference call at 4:30 p.m. EST to discuss results.

Conference Call and Webcast Details

Investors may access a live audio webcast on the Company's website at http://ir.arrowheadpharma.com/events.cfm. For analysts that wish to participate in the conference call, please dial 855-215-6159 or 315-625-6887 and enter Conference ID 59701860.

A replay of the webcast will be available on the company’s website approximately two hours after the conclusion of the call and will remain available for 90 days. An audio replay will also be available approximately two hours after the conclusion of the call and will be available for 3 days. To access the audio replay, dial 404-537-3406 and enter Conference ID 59701860.

Selected Fiscal 2017 First Quarter and Recent Events

•	Took steps to redeploy company resources to support development of RNAi therapeutics that utilize the company’s new proprietary subcutaneous and extra-hepatic delivery systems, including:
o	Discontinued the development of ARC-520, ARC-521, and ARC-AAT which utilized the intravenously administered DPCivTM, or EX1, delivery vehicle
o	Reduced the workforce by approximately 30%, while maintaining resources necessary to support current and potential partner-based programs and the Company’s pipeline

•	Continued progress on preclinical pipeline including ARO-HBV, ARO-AAT, ARO-F12, ARO-HIF2, and programs partnered with Amgen, ARO-LPA and ARO-AMG1
•	Continued progress on former drug candidates prior to the discontinuations
o	Presented preclinical and clinical data on former drug candidate ARC-AAT at the Liver Meeting, providing validation of the potential of RNAi in alpha-1 liver disease
o	Advanced former drug candidate ARC-521 into a Phase 1/2 study
o	Conducted multiple dose and combination studies of former drug candidate ARC-520

Selected Fiscal 2017 First Quarter Financial Results

ARROWHEAD PHARMACEUTICALS, INC.
CONSOLIDATED CONDENSED FINANCIAL INFORMATION (unaudited)

	Three Months Ended December 31,
OPERATING SUMMARY	2016	2015

REVENUE	$4,365,496	$43,750
OPERATING EXPENSES
Research and development	9,527,051	10,338,833
Salaries and payroll-related costs	4,276,105	3,919,886
General and administrative expenses	1,854,174	1,951,609
Stock-based compensation	2,424,442	2,380,343
Depreciation and amortization	1,185,611	794,349
TOTAL OPERATING EXPENSES	19,267,383	19,385,020
OPERATING LOSS	(14,901,887)	(19,341,270)
OTHER INCOME/(EXPENSE), PROVISION FOR INCOME TAXES	2,815,779	76,856
NET LOSS	$(12,086,108)	$(19,264,414)

EARNINGS PER SHARE (BASIC AND DILUTED):	$(0.17)	$(0.32)
WEIGHTED AVERAGE SHARES OUTSTANDING	71,444,600	59,548,672

FINANCIAL POSITION SUMMARY	December 31,	September 30,
	2016	2016
CASH AND CASH EQUIVALENTS	102,105,569	85,366,448
OTHER ASSETS	42,152,537	42,810,057
TOTAL ASSETS	144,258,106	128,176,505
TOTAL LIABILITIES	47,049,685	33,152,246
TOTAL STOCKHOLDERS' EQUITY	97,208,421	95,024,259
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	144,258,106	128,176,505

SHARES OUTSTANDING	74,413,040	69,746,685

About Arrowhead Pharmaceuticals

Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.

For more information, please visit www.arrowheadpharma.com, or follow us on Twitter @ArrowheadPharma. To be added to the Company's email list and receive news directly, please visit http://ir.arrowheadpharma.com/alerts.cfm.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the safety and efficacy of our product candidates, the duration and impact of regulatory delays in our clinical programs, our ability to finance our operations, the future success of our scientific studies, our ability to successfully develop drug candidates, the timing for starting and completing clinical trials, rapid technological change in our markets, and the enforcement of our intellectual property rights. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

Contacts:

Arrowhead Pharmaceuticals, Inc.

Vince Anzalone, CFA

626-304-3400

ir@arrowheadpharma.com

Investor Relations:

The Trout Group

Chad Rubin
646-378-2947

ir@arrowheadpharma.com

Media:

Russo Partners

Rich Allan
646-942-5588

rich.allan@russopartnersllc.com

Source: Arrowhead Pharmaceuticals, Inc.

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